As filed with the Securities and Exchange Commission on May 1, 2003

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GENESCO INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee	0211340
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

Genesco Park	37217-2895
1415 Murfreesboro Road	(Zip Code)
Nashville, Tennessee
(Address of Principal Executive Offices)

GENESCO 1996 STOCK INCENTIVE PLAN
(Full Title of the Plan)

Roger G. Sisson
Genesco Inc.
Genesco Park
1415 Murfreesboro Road
Nashville, Tennessee 37217-2895
(Name and Address of Agent For Service)

(615) 367-7000
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
To Be	To be	Price Per	Offering	Registration
Registered	Registered	Share*	Price*	Fee

Common Stock, par value $1.00 per share, and associated rights to purchase Series 6 Subordinated Serial Preferred Stock	2,000,000 shares	$14.555	$29,110,000	$2,355.00

*	The offering price is estimated solely for the purpose of determining the amount of the registration fee. Such estimate has been calculated in accordance with Rule 457(c) and Rule 457(h) and is based upon the average of the high and low prices per share of the Registrant’s Common Stock as reported on the New York Stock Exchange Composite Transactions tape for April 30, 2003.

SIGNATURES
EXHIBIT INDEX
EX-4.1 1996 STOCK INCENTIVE PLAN - AMENDED
EX-5 OPINION OF REGISTRANTS GENERAL COUNSEL
EX-23.2 CONSENT OF ERNST & YOUNG LLP
EX-23.3 CONSENT OF PRICEWATERHOUSECOOPERS LLP

     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, par value $1.00 per share, of Genesco Inc., a Tennessee corporation (the “Registrant”), issuable pursuant to the Genesco 1996 Stock Incentive Plan (the “Plan”). The Registrant’s previously filed Registration Statements on Form S-8 (Nos. 333-08463 and 333-40249), as filed with the Securities and Exchange Commission on July 19, 1996 and November 14, 1997, respectively, are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended February 2, 2002;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 4, 2002;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 3, 2002;

(d)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 2, 2002;

(e)	The Registrant’s Current Reports on Form 8-K filed on February 4, 2002, March 4, 2002, April 4, 2002, April 29, 2002, May 24, 2002, June 24, 2002, July 8, 2002, August 1, 2002, August 19, 2002, November 19, 2002, February 7, 2003, March 4, 2003, March 28, 2003 and April 30, 2003; and

(f)	The description of the Registrant’s Common Stock, par value $1.00 per share (the “Common Stock”), and the associated rights to purchase Series 6 Subordinated Serial Preferred Stock contained in the Registrant’s Registration Statement on Form 8-A/A, as amended or updated pursuant to the Exchange Act.

     Information furnished under Item 9 of our Current Reports on Form 8-K, including the related exhibits, is not incorporated by reference in this registration statement.

     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 5. Interests of Named Experts and Counsel.

     Roger G. Sisson, Secretary and General Counsel of the Registrant, has opined as to the validity of the securities registered hereby. Mr. Sisson is employed by the Registrant and is eligible to participate in the Plan. Mr. Sisson owns shares of the Registrant’s Common Stock and has been granted options to acquire additional shares of Common Stock pursuant to the Plan.

Item 8. Exhibits.

4.1	Genesco 1996 Stock Incentive Plan, as amended and restated.

4.2	Restated Charter of Genesco Inc., as amended (restated electronically for SEC filing purposes only and incorporated by reference to Exhibit 1 to the Registrant’s Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on May 1, 2003).

4.3	Bylaws of Genesco Inc. (incorporated by reference to Exhibit (3)a to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 1995).

5	Opinion of Registrant’s general counsel.

23.1	Consent of Registrant’s general counsel (included in Exhibit 5).

23.2	Consent of Ernst & Young LLP.

23.3	Consent of PricewaterhouseCoopers LLP.

24	Powers of Attorney (included at pages II-3 and II-4).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 1st day of May, 2003.

GENESCO INC.

By:	/s/ Hal N. Pennington

Hal N. Pennington
President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints James S. Gulmi and Roger G. Sisson, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Hal N. Pennington Hal N. Pennington	President, Chief Executive Officer and Director (Principal Executive Officer)	May 1, 2003

/s/ James S. Gulmi James S. Gulmi	Senior Vice President-Finance and Chief Financial Officer (Principal Financial Officer)	May 1, 2003

/s/ Paul D. Williams Paul D. Williams	Chief Accounting Officer (Principal Accounting Officer)	May 1, 2003

/s/ Leonard L. Berry, Ph.D. Leonard L. Berry, Ph.D.	Director	May 1, 2003

/s/ Robert V. Dale Robert V. Dale	Director	May 1, 2003

/s/ W. Lipscomb Davis, Jr. W. Lipscomb Davis, Jr.	Director	May 1, 2003

/s/ Matthew C. Diamond Matthew C. Diamond	Director	May 1, 2003

/s/ Ben T. Harris Ben T. Harris	Director	May 1, 2003

Kathleen Mason	Director	May 1, 2003

/s/ Linda H. Potter Linda H. Potter	Director	May 1, 2003

/s/ William A. Williamson, Jr. William A. Williamson, Jr.	Director	May 1, 2003

/s/ William S. Wire II William S. Wire II	Director	May 1, 2003

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

4.1	Genesco 1996 Stock Incentive Plan, as amended and restated.

4.2	Restated Charter of Genesco Inc., as amended (restated electronically for SEC filing purposes only and incorporated by reference to Exhibit 1 to the Registrant’s Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on May 1, 2003).

4.3	Bylaws of Genesco Inc. (incorporated by reference to Exhibit (3)a to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 1995).

5	Opinion of Registrant’s general counsel.

23.1	Consent of Registrant’s general counsel (included in Exhibit 5).

23.2	Consent of Ernst & Young LLP.

23.3	Consent of PricewaterhouseCoopers LLP.

24	Powers of Attorney (included at pages II-3 and II-4).